UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2016

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 15, 2016, the holders of our outstanding common stock took the actions described below.  As of the record date for the annual meeting, 48,788,593 shares of common stock were outstanding, each entitled to one vote per share.

1.	The stockholders elected Bohn H. Crain, Jack Edwards, Richard Palmieri and Michael Gould to serve on our board of directors for a one-year term. The results of the voting are as follows:

Name	For	Withheld	Broker Non-Votes
Bohn H. Crain	31,084,682	1,709,470	10,658,142
Jack Edwards	31,501,592	1,292,560	10,658,142
Richard Palmieri	32,116,315	677,837	10,658,142
Michael Gould	32,178,016	616,136	10,658,142
2.

The stockholders also approved a proposal to ratify the selection of Peterson Sullivan LLP as our independent auditor for the 2017 fiscal year.  The voting results for this proposal were 43,276,018 shares for, 162,313 shares against, and 13,963 shares abstained.

3.

The stockholders also approved, on a non-binding and advisory basis, the compensation paid to named executive officers during the fiscal year ended June 30, 2016.  The voting results for this proposal were 31,551,582 shares for, 1,169,302 shares against, and 73,268 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Radiant Logistics, Inc.

Date: November 16, 2016	By:	/s/ Todd Macomber.
Todd Macomber.
Senior Vice-President, Chief Financial Officer and Treasurer